EXHIBIT 32

 CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350

     The undersigned Chief Executive Officer and Chief Financial Officer certify that this report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:   March 16, 2004   by:    /s/ Heather Hamby
                               Heather Hamby, President & Director